UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2019 (March 7, 2019)

Micron Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement

Micron Products, Inc. (“Micron”), the wholly owned subsidiary of Micron Solutions, Inc., and Rockland Trust Company (“Lender”) entered into the First Amendment and Waiver to Credit and Security Agreement (the “Agreement”) as of March 7, 2019.  Pursuant to the Agreement, the Lender amended the quarterly debt service coverage ratio measurement requirements for 2019.  In addition, effective as of the date of occurrence, the Lender waived Micron’s non-compliance with the fourth quarter 2018 debt service coverage ratio covenant for the trailing 12 month period and compliance with certain post-closing requirements.

The foregoing description of the Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.79 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.79	First Amendment and Waiver to Credit and Security Agreement dated as of March 7, 2019 between Micron Products, Inc. and Rockland Trust Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 12th day of March, 2019.

MICRON SOLUTIONS, INC.

By:	/s/ Derek T. Welch
Derek T. Welch
Chief Financial Officer
(principal financial and accounting officer)